                                                                   EXHIBIT 10.17

                         EQUITY OFFICE PROPERTIES TRUST

                 1997 NON-QUALIFIED EMPLOYEE SHARE PURCHASE PLAN

               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1998)

1.       Purpose

         The primary purpose of this amended and restated Plan is to encourage Share ownership by each Eligible Employee and each Eligible Trustee in the belief that such Share ownership will increase his or her interest in the success of Equity Office.

2.       Definitions

         2.1 The term "Account" shall mean the separate bookkeeping account established and maintained by the Plan Administrator for each Participant for each Purchase Period to record the contributions made on his or her behalf to purchase Shares under this Plan.

         2.2 The term "Beneficiary" shall mean the person designated as such by a Participant in accordance with Section 9.

         2.3      The term "Board" shall mean the Board of Trustees of Equity
Office.

         2.4 The term "Closing Price" for any day in a Purchase Period shall mean the closing price for a Share as reported for such day in The Wall Street Journal or in any successor to The Wall Street Journal or, if there is no such successor, in any publication selected by the Committee or, if no such closing price is so reported for such day, the closing price which is so reported for the closest day before or after such day which is during the Purchase Period and within the two (2) week period before or after such day (provided that if a day before and after are both closest to such day, the earlier day for which a closing price is reported shall be utilized), or, if no such closing price is so reported, the fair market value of a Share as determined by the Committee.

         2.5 The term "Committee" shall mean the Compensation and Option Committee of the Board.

         2.6 The term "Election Form" shall mean the form which an Eligible Employee or Eligible Trustee shall be required to properly complete in writing and timely file at least 15 days prior to the commencement of any Purchase Period in order to make any of the elections available to an Eligible Employee or Eligible Trustee under this Plan.

         2.7 The term "Eligible Employee" shall mean each officer or employee of a Participating Employer:

         (a) who is shown on the payroll records of a Participating Employer as a "benefits-eligible" employee (i.e., whose customary employment is 20 hours or more per week), and

         (b) who has completed at least six (6) full calendar months (effective for the Purchase Period commencing July 1, 1998, 31 days) of employment with a Participating Employer.

         2.8 The term "Eligible Trustee" shall mean a person who is a member of the Board.

         2.9 The term "Equity Office" shall mean Equity Office Properties Trust, a Maryland real estate investment trust, and any successor to Equity Office.

         2.10 The term "Participant" shall mean (a) for each Purchase Period, an Eligible Trustee or Eligible Employee who has elected to purchase Shares in accordance with Section 4, and (b) any person for whom a Share is held pending delivery under Section 8.

         2.11 The term "Participating Employer" shall mean Equity Office, Equity Office Properties Management Corp. and any affiliated company which is designated as such by the Committee.

         2.12 The term "Pay" shall mean (a) in the case of an Eligible Employee, all cash compensation paid to him or her for services to a Participating Employer, including regular straight time earnings or draw, overtime, commissions, and bonuses, but excluding amounts paid as living allowance or reimbursement of expenses and other similar payments; and (b) in the case of an Eligible Trustee, all fees and incentive bonuses paid to him or her by Equity Office or a Participating Employer.

         2.13 The term "Pay Day" shall mean the day as of which Pay is paid to a Participant.

         2.14 The term "Plan" shall mean this Equity Office Properties Trust 1997 Non-Qualified Employee Share Purchase Plan, as amended and restated effective January 1, 1998, and as thereafter amended from time to time.

         2.15 The term "Plan Administrator" shall mean Equity Office or Equity Office's delegate.

         2.16 The term "Purchase Period" shall mean a period set by the Committee. Unless changed by the Committee, each Purchase Period shall begin and end on the business days coinciding with or immediately following these dates:

                  January 2 - June 30
                  July 1 - December 31

         If the above would cause a Purchase Period to begin on the day that its preceding Purchase Period ends, then the succeeding Purchase Period shall begin on the next business day. The first Purchase Period shall commence on January 2, 1998 and terminate on June 30, 1998.

         2.17 The term "Purchase Price" for each Purchase Period shall mean 85% of the lesser of: (a) the Closing Price for a Share on the last day of such Purchase Period; and (b) the average Closing Price for a Share for all of the business days in the Purchase Period.

         2.18     The term "Rule 16b-3" shall mean Rule 16b-3 promulgated under
Section 16(b) of the Securities Exchange Act of 1934, as amended, or any successor to such rule.

         2.19 The term "Share" shall mean a $.01 par value per common share of beneficial interest of Equity Office. The aggregate number of Shares available for grant under this Plan shall not exceed 2,000,000, subject to adjustment pursuant to Section 18 hereof. Shares subject to the Plan may be authorized but unissued Shares, Shares now held in the treasury of Equity Office or Shares hereafter acquired by Equity Office.

3.       Administration

         Except for the exercise of those powers expressly granted to the Committee to determine the Closing Price and who is a Participating Employer, and to set the Purchase Period, the Plan Administrator shall be responsible for the administration of this Plan and shall have the power in connection with such administration to interpret the Plan and to take such other action in connection with such administration as the Plan Administrator deems necessary or equitable under the circumstances. The Plan Administrator also shall have the power to delegate the duty to perform such administrative functions as the Plan Administrator deems appropriate under the circumstances. Any person to whom the duty to perform an administrative function is delegated shall act on behalf of and shall be responsible to the Plan Administrator for such function. Any action or inaction by or on behalf of the Plan Administrator under this Plan shall be final and binding on each Eligible Employee, Eligible Trustee, Participant, Beneficiary and on each other person who makes a claim under this Plan based on the rights, if any, of any such Eligible Employee, Eligible Trustee, Participant or Beneficiary under this Plan.

4.       Participation

         Each person who is an Eligible Employee or an Eligible Trustee as of the beginning of a Purchase Period shall be a Participant in this Plan for the Purchase Period if he or she properly completes and timely files an Election Form, in accordance with procedures established by the Plan Administrator, indicating his or her election to participate in this Plan. An Election Form may require an Eligible Employee or Eligible Trustee to provide such information and to agree to take such action (in addition to the action required under Section
5) as the Plan Administrator deems necessary or appropriate in light of the purpose of this Plan or for the orderly administration of this Plan.

5.       Contributions

         (a)      Participant Elections. Each Participant's Election Form under
Section 4 shall specify the contributions that he or she elects to make for the related Purchase Period. Such contributions shall be expressed as a specific dollar amount or percentage (or combination thereof) of the Participant's Pay that his or her Participating Employer is authorized to deduct from his or her Pay each Pay Day during the Purchase Period, provided, however, that:

                           (1)      the minimum contribution that a Participant
may elect to make for each Pay Day shall be $10.00,

                           (2)      the maximum contribution that a Participant
may elect to make for each Pay Day shall be an amount equal to 20% of his or her Pay for such Pay Day, and

                  (3) the maximum annual contribution that a Participant may elect to make for both Purchase Periods during a calendar year shall be $100,000.

                  A Participant may, in accordance with procedures established by the Plan Administrator, make separate contribution elections with respect to amounts received as part of his or her annual bonus and the remaining amounts of his or her Pay. The Plan Administrator may require the Participant to make such separate elections at separate times prior to the Participant's receipt of Pay or the start of a Purchase Period.

         (b) Additional Contributions by Eligible Trustees. In addition to the contributions made in accordance with paragraph (a) above, a Participant who is an eligible Trustee may elect to contribute an additional cash amount to the Plan at any time prior to the close of a Purchase Period. The Participant may contribute such additional cash amount in accordance with procedures established by the Plan Administrator.

         (c) Changes in Contributions and Withdrawals. Except with respect to contributions made under paragraph (b) above, a Participant (other than a Participant (a "Restricted Participant") who is then prevented from trading in Shares under an insider trading policy established by the Chief Legal Counsel of Equity Office) shall have the right to amend his or her Election Form at any time to reduce or to stop his or her contributions, and such election shall be effective as soon as practicable after the Plan Administrator actually receives such amended Election Form. A Participant (other than a Restricted Participant) also shall have the right at any time on or before five (5) days prior to the last day of a Purchase Period to withdraw (without interest) all or any part of the contributions made under paragraphs (a) and/or (b) above and credited to his or her Account for such Purchase Period. Any such withdrawal shall be deducted from the Participant's Account as of the date the Plan Administrator receives such amended Election Form, and the actual withdrawal shall be effected by the Plan Administrator as soon as practicable after such date.

         (d) Account Credits, General Assets and Taxes. Any payroll deduction made for a Participant shall be credited to his or her Account as of the Pay Day as of which the deduction is made. All contributions made by a Participant under this Plan shall be held by Equity Office or by such Participant's Participating Employer, as agent for Equity Office. All such contributions may be held as part of the general assets of Equity Office or such Participating Employer and are not required to be held in trust or otherwise segregated from the general assets of Equity Office or such Participating Employer. No interest shall be paid or accrued on any such contributions. Each Participant's right to the contributions credited to his or her Account shall be that of a general and unsecured creditor of Equity Office or his or her Participating Employer. Each Participating Employer shall have the right to make such provisions as it deems necessary or appropriate to satisfy any tax laws with respect to purchases of Shares under this Plan.

         (e) Automatic Refunds. The balance credited to the Account of an Eligible Employee shall be refunded automatically in full (without interest) if his or her status as an employee of all Participating Employers terminates for any reason whatsoever during a Purchase Period, and the balance credited to the Account of an Eligible Trustee shall be refunded automatically in full (without interest) if his or her status as a member of the Board terminates for any reason whatsoever during a Purchase Period. Such refunds shall be made as soon as practicable after the Plan Administrator has actual notice of any such termination. Notwithstanding the foregoing, if either such status terminates because of the death or "disability" (as defined in the Equity Office Properties Trust Retirement Savings Plan) of the Participant, then at the election of the Participant or his or her Beneficiary, no refund will be made, and such balance will be used to buy Shares at the end of the Purchase Period. In addition, the Plan Administrator, in its discretion, may allow a Participant (or class thereof) whose status as an employee terminates during a Purchase Period to elect to not receive a refund and have the balance of his or her Account used to buy Shares at the end of the Purchase Period.

6.       Purchase of Shares

         (a) Automatic Purchase. If a Participant is an Eligible Employee or an Eligible Trustee through the end of a Purchase Period, or if a balance was retained for such Eligible Employee or Eligible Trustee in accordance with
Section 5(e), the balance that remains credited to his or her Account at the end of such Purchase Period shall automatically be applied to purchase Shares at the Purchase Price established for such Purchase Period. Such Shares shall be purchased on behalf of the Participant by operation of this Plan in whole and fractional amounts (computed to the number of decimal places set by the Plan Administrator) and credited to the Participant's Account.

         (b) Uniform Administration. Except as specifically provided herein, all Eligible Employees shall have the same rights and privileges under the Plan. All rules and determinations of the Plan Administrator and the Committee in the administration of the Plan shall be uniformly and consistently applied to all persons in similar circumstances.

         (c) Number of Shares Available. If the total number of Shares to be purchased on any date in accordance with Section 6(a) exceeds the Shares then available under the Plan (after deduction of all Shares that have been purchased under Section 6(a)), the Plan Administrator shall make a pro rata allocation of the Shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable.

         (d) Statement of Account. As soon as practicable following the end of each Purchase Period, the Plan Administrator shall distribute to each Participant a statement reflecting the contributions made to the Participant's Account during the applicable Purchase Period and Plan Year, the amount of contributions used to purchase Shares during the Purchase Period, the number of Shares purchased during the Purchase Period, the Purchase Price paid for Shares purchased during the Purchase Period and the Closing Price for Shares purchased during the Purchase Period.

7.       Restrictions on Dispositions

         (a) Disposition Within One Year of Purchase. Except as provided in paragraph (b) below of this Section 7 or in the third sentence of Section 8, no sale, transfer or other disposition may be made of any Shares purchased under the Plan until the first anniversary of such purchase. If a Participant violates the foregoing restriction, he or she shall remit to Equity Office an amount of cash equal to:

                  (1) the difference between the amount the Participant paid for such Shares and the Closing Price of such Shares on the date they were purchased, less

                  (2) the excess (if any) of the amount the Participant paid for such Shares over the Closing Price of such Shares on the date of the sale, transfer or disposition.

                  The amount to be remitted for purposes of the foregoing shall be computed by the Plan Administrator, in its discretion, using a Last-In-First-Out basis of accounting in the event that Shares from more than one (1) Purchase Period are sold, transferred or disposed of by the Participant.

         (b) Financial Need. Notwithstanding the foregoing, if a Participant who owns Shares subject to the foregoing restriction is determined by the Plan Administrator in its discretion to have a serious financial need for the proceeds of the sale of such Shares, then upon application made by the Participant, the Plan Administrator shall consent to a sale of such Shares to the extent necessary to satisfy the serious financial need, and the Participant will not be required to remit to Equity Office the amounts described in paragraph (a) above.

8.       Delivery

         (a) Time of Delivery. A book-entry record of the Shares purchased by each Participant shall be maintained by the Plan Administrator, and certificates shall not be issued for such Shares until the later of the date that the disposition restrictions described in Section 7(a) above lapse and the date that a Participant specifically requests such certificates. Notwithstanding the foregoing, when a refund is made to a Participant pursuant to Section 5(e) or to a Beneficiary pursuant to Section 9(b), certificates shall be delivered to him or her for all Shares then held for the Participant or Beneficiary under the Plan. If a Participant or Beneficiary entitled to an Account balance refund elects, in accordance with Section 5(e) or Section 9(b) (as applicable), to have such Account balance used to purchase Shares at the end of the Purchase Period in which he or she becomes entitled to such refund, certificates shall be delivered for all Shares held under the Plan for him or her as soon as practicable following close of such Purchase Period.

         (b) Registering of Shares. A Share certificate delivered to a Participant or Beneficiary shall be registered in his or her name or, if the Participant or Beneficiary so elects and if permissible under applicable law, in the names of the Participant or Beneficiary and one (1) such other person as he or she may designate, as joint tenants with rights of survivorship. However, (1) no Share certificate representing a fractional Share shall be delivered to any person, (2) cash which the Plan Administrator deems representative of the value of a fractional Share shall be distributed (when a distribution of certificates for all of the Shares held for the Participant or Beneficiary is made) in lieu of such fractional Share, and (3) the Plan Administrator shall have the right to charge a Participant or Beneficiary for registering Shares in the name of the Participant or Beneficiary and any other person. No Participant or Beneficiary (or any person who makes a claim for, on behalf of, or in place of a Participant or Beneficiary) shall have any interest in any Shares under this Plan until they have been reflected in the book-entry record maintained by the Plan Administrator or the certificate for such Shares has been delivered to such person.

9.       Plan Beneficiary

         (a) Participant Election of Beneficiary. A Participant may designate on his or her Election Form a Beneficiary of his or her Account under the Plan. Such designation may be revised in writing at any time by the Participant by filing an amended Election Form, and his or her revised designation shall be effective at such time as the Plan Administrator receives such amended Election Form. If (1) a Participant dies before he or she designates a Beneficiary, (2) no Beneficiary so designated under this Section 9 survives a Participant, or (3) after checking his or her last known mailing address, the whereabouts of the Beneficiary so designated are unknown, then the Participant's estate shall be treated as his or her designated Beneficiary under the Plan.

         (b) Death Benefits. Upon the death of a Participant, his or her Beneficiary shall receive the Shares, if any, purchased for the Participant under this Plan for which certificates have not been delivered to the Participant, as well as any Shares which have not been credited to a brokerage account maintained for the Participant, but in no event including any Shares registered in joint tenancy with rights of survivorship (which shall pass in accordance with such rights). In addition, the Participant's Beneficiary shall have the right to elect to either:

                  (1) receive a refund of the balance credited to the Participant's Account (without interest) during the Purchase Period in which the Participant dies, or

                  (2) have such Account balance used to purchase Shares in accordance with Section 6 at the end of the Purchase Period.

         Refunds shall be delivered to a Beneficiary as soon as practicable after the Plan Administrator has actual notice of a Participant's death and the Beneficiary's election.

10.      Restrictions on Transferability

         Except to the extent specifically provided herein, neither the balance credited to a Participant's Account nor any rights to receive Shares under this Plan may be assigned, encumbered, alienated, transferred, pledged, or otherwise disposed of in any way by a Participant during his or her lifetime or by his or her Beneficiary or by any other person during the Participant's lifetime, and any attempt to do so shall be without effect. Notwithstanding the foregoing, a Participant who is also a participant in the Equity Office Properties Trust Supplemental Retirement Savings Plan (the "Retirement Plan") may make deferral elections with respect to his or her rights to purchase Shares hereunder, subject to and in accordance with the Retirement Plan and such procedures as are established by the Plan Administrator.

11.      Securities Registration

         If Equity Office shall deem it necessary to register under the Securities Act of 1933, as amended, or any other applicable statutes, any Shares purchased under this Plan or to qualify any such Shares for an exemption from any such statutes, Equity Office shall take such action at its own expense. If Shares are listed on any national securities exchange at the time any Shares are purchased hereunder, Equity Office shall make prompt application for the listing on such national stock exchange of such Shares, at its own expense. Purchases of Shares hereunder shall be postponed as necessary pending any such action.

12.      Compliance with Rule 16b-3

         All elections and transactions under this Plan by persons subject to Rule 16b-3 are intended to comply with at least one of the exemptive conditions under Rule 16b-3. The Plan Administrator shall establish such administrative guidelines to facilitate compliance with at least one such exemptive condition under Rule 16b-3 as the Plan Administrator may deem necessary or appropriate. If any provision of this Plan or any administrative guidelines, act or omission with respect to this Plan (including any act or omission by an Eligible Employee or an Eligible Trustee) fails to satisfy such exemptive condition under Rule 16b-3 or otherwise is inconsistent with such condition, such provision, guidelines or act or omission shall be deemed null and void.

13.      Amendment or Termination

         This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate, and any such amendment shall be subject to the approval of Equity Office's shareholders to the extent such approval is required under the laws of the State of Maryland; provided, however, that no amendment shall be retroactive unless the Board in its discretion determines that the retroactivity of such amendment is in the best interest of Equity Office or such amendment is required by applicable law to be retroactive. The Board may also terminate this Plan and any Purchase Period (together with any related contributions) at any time; provided, however, that no such termination shall be retroactive unless the Board determines that applicable law requires a retroactive termination.

14.      Notices

         All Election Forms and other communications from a Participant to the Plan Administrator under, or in connection with, this Plan shall be deemed to have been filed with the Plan Administrator when actually received in the form specified by the Plan Administrator at the location, or by the person, designated by the Plan Administrator for the receipt of any such Election Form and communications.

15.      Employment

         The right to elect to participate in this Plan shall not constitute an offer of employment or membership on the Board, and no election to participate in this Plan shall constitute an employment agreement for an Eligible Employee or an agreement with respect to Board membership for an Eligible Trustee. Any such right or election shall have no bearing whatsoever on the employment relationship between an Eligible Employee and any other person or on an Eligible Trustee's status as a member of the Board. Finally, no Eligible Employee shall be induced to participate in this Plan, nor shall participate in this Plan, with the expectation that such participation will lead to employment or continued employment, and no Eligible Trustee shall be induced to participate in this Plan, nor shall participate in this Plan, with the expectation that such participation will lead to continued membership on the Board.

16.      Employment Transfers

         No Eligible Employee's employment shall be treated as terminated under this Plan as a result of a transfer between, or among, Equity Office or any other Participating Employer.

17.      Approval of Shareholders

         The Plan shall not take effect until approved by the holders of a majority of the shares of the Trust present, or represented, and entitled to vote at a meeting of the shareholders of the Trust.

18.      Changes in Capital Structure.

         (a) In the event that the outstanding Shares of Equity Office are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of Equity Office or of another corporation, by reason of any reorganization, merger, consolidation, recapitalization, reclassification, Share split-up, combination of Shares, or dividend payable in Shares, appropriate adjustment shall be made by the Board in the number or kind of shares as to which a right to purchase is granted under this Plan shall be exercisable, to the end that such right holder's proportionate interest shall be maintained as before the occurrence of such event. Any such adjustment made by the Board shall be conclusive.

         (b) If Equity Office is not the surviving or resulting corporation in any reorganization, merger, consolidation or recapitalization, this Plan, and Equity Office's rights, duties and obligations hereunder, shall be assumed by the surviving or resulting corporation and the rights of a Participant to purchase Shares shall continue in full force and effect.

19.      Headings, References and Construction

         The headings to sections in this Plan have been included for convenience of reference only. This Plan shall be interpreted and construed in accordance with the laws of the State of Maryland.

         IN WITNESS WHEREOF, the undersigned officer of Equity Office has executed this document to certify its adoption by Equity Office as of the effective date provided herein.

                         EQUITY OFFICE PROPERTIES TRUST

                         By: /s/ Stanley M. Stevens
                             ---------------------------------------
                         Stanley M. Stevens
                         Executive Vice President,
                         Chief Legal Counsel and Secretary